THIS SHARE CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE LLC AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CDS & CO. AS NOMINEE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS"). UNLESS THIS SHARE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO USA REIT FUND LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SHARE CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CDS & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Certificate Number ____   Number of Common Shares __________    CUSIP No. ____

                      Certificate Evidencing Common Shares
                                       of
                                USA REIT Fund LLC
                         (No Par Value per Common Share)

         USA REIT Fund LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that CDS & Co. (the "Holder") is the registered owner of ___________ common shares, no par value, of the Company (the "Common Shares"). Subject to the further provisions of this Certificate, the Common Shares are transferable on the books and records of the Company by the record holder thereof in person or by a duly authorized agent upon delivery to the Directors or the Company's transfer agent of this Certificate duly endorsed. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Shares are set forth in, and this Certificate and the Common Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of November 26, 2003, as the same may be amended from time to time (the "LLC Agreement"). The Company will furnish a copy of the LLC Agreement to the Holder without charge upon written request to the Company at its principal place of business or registered office. Upon receipt of this Certificate, the Holder is bound by the LLC Agreement and is entitled to the benefits thereunder. This Certificate is not valid unless countersigned by the transfer agent and registrar of the Company.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this ____ day of ____________________, 2003.


Countersigned and Registered                    USA REIT FUND LLC
Computershare Investor Services, LLC,
as Transfer Agent and Registrar                 By:
                                                   -----------------------------

By:                                             By:
   ----------------------------------              -----------------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto (please print or type assignee's name, address and social insurance or tax identification number):

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___________ Common Shares registered in the name of the undersigned on the books of the Company and represented by this Share Certificate and does hereby irrevocably appoint ____________________________________________________________
as attorney to transfer the said Common Shares on the books of the Company with full power of substitution hereunder.

Date:
     ---------------------------

Signature:
          ---------------------------

(Sign exactly as your name appears on the other side of this Share Certificate)


Signature Guarantee:
                    --------------------------------

Signatures must be guaranteed by a Canadian chartered bank or trust company, by a member firm of a recognized stock exchange in Canada or by a member of the Security Transfer Agent Medallion Program ("STAMP").